Exhibit 3.1

Ministry of Public and Business Service Delivery Ministère des Services au public et aux entreprises Certificate of Amendment Business Corporations Act Certificat de modification Loi sur les sociétés par actions VISIONARY HOLDINGS INC. Corporation Name / Dénomination sociale 1901673 Ontario Corporation Number / Numéro de société de l’Ontario This is to certify that these articles are effective on La présente vise à attester que ces statuts entreront en vigueur le January 30, 2024 / 30 janvier 2024 Director / Directeur Business Corporations Act / Loi sur les sociétés par actions The Certificate of Amendment is not complete without the Articles of Amendment Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Director/Registrar Ce certificat de modification n’est pas complet s’il ne contient pas les statuts de modification Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises . Directeur ou registrateur

Ministry of Public and Business Service Delivery Articles of Amendment Business Corporations Act Corporation Name (Date of Incorporation/Amalgamation) VISIONARY EDUCATION TECHNOLOGY HOLDINGS GROUP INC. (August 20, 2013) 1. The name of the corporation is changed to: VISIONARY HOLDINGS INC. 2. The number of directors or the minimum/maximum number of directors are amended as follows: Not amended 3. The articles are amended as follows: A. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None": Not amended B. The classes and any maximum number of shares that the corporation is authorized to issue: Not amended C. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable": Not amended BCA - Articles of Amendment - VISIONARY HOLDINGS INC. - OCN:1901673 - January 30, 2024 The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Page 1 of 3 Director/Registrar, Ministry of Public and Business Service Delivery

D. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None": Not amended E. Other provisions: Not amended 4. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. 5. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on: December 11, 2023 The articles have been properly executed by the required person(s). BCA - Articles of Amendment - VISIONARY HOLDINGS INC. - OCN:1901673 - January 30, 2024 The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Page 2 of 3 Director/Registrar, Ministry of Public and Business Service Delivery

Supporting Information - Nuans Report Information Nuans Report Reference # Nuans Report Date 122121196 January 22, 2024 BCA - Articles of Amendment - VISIONARY HOLDINGS INC. - OCN:1901673 - January 30, 2024 The endorsed Articles of Amendment are not complete without the Certificate of Amendment. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Page 3 of 3 Director/Registrar, Ministry of Public and Business Service Delivery